UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2013

TARGA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34991	20-3701075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 4300

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 14, 2013 Targa Resources Corp. (the “Company”) issued a press release regarding its financial results for the three months and year ended December 31, 2012. A conference call to discuss these results is scheduled for 11:00 a.m. Eastern time on Thursday, February 14, 2013. The conference call will be webcast live and a replay of the webcast will be available through the Investors section of the Company’s web site (http://www.targaresources.com). A copy of the earnings press release is furnished as Exhibit 99.1 to this report, which is hereby incorporated by reference into this Item 2.02.

The press release and accompanying schedules and/or the conference call discussions include the non-generally accepted accounting principles (“non-GAAP”) financial measures of distributable cash flow, gross margin, operating margin and Adjusted EBITDA. The press release provides reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”). Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net cash provided by operating activities, net income (loss) or any other GAAP measure of liquidity or financial performance.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
Exhibit 99.1	Targa Resources Corp. Press Release dated February 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Targa Resources Corp.

Date: February 14, 2013	By:	/s/ Matthew J. Meloy
Matthew J. Meloy
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Targa Resources Corp. Press Release dated February 14, 2013.